   As filed with the Securities and Exchange Commission on December 16, 1996

                                                                Registration No.

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933

                            ----------------------

                           UNISOURCE WORLDWIDE, INC.
              (exact name of registrant as specified in charter)


          DELAWARE                                      13-5369500
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              825 Duportail Road
                        Wayne, Pennsylvania 19087-5589
              (Address of principal executive offices)(Zip Code)

                            ----------------------

                          UNISOURCE WORLDWIDE, INC.
                         DIRECTORS' STOCK OPTION PLAN
                           (Full title of the Plan)

                            ----------------------

                                Hugh G. Moulton
           Executive Vice President and Chief Administrative Officer
                           Unisource Worldwide, Inc.
                              825 Duportail Road
                        Wayne, Pennsylvania 19087-5589
                    (Name and address of agent for service)


                                (610) 296-8000
         (Telephone number, including area code, of agent for service)

                            ----------------------

                        CALCULATION OF REGISTRATION FEE


                                  Proposed     Proposed
                                  maximum      maximum
  Title of          Amount        offering     aggregate        Amount of
securities to       to be         price        offering       registration
be registered       registered    per unit     price              fee
-------------------------------------------------------------------------------

Common Stock         191,930(1)   $7.97(1)     $1,592,682        $464
$0.001
par value
-------------------------------------------------------------------------------
Common Stock          58,070      19.50(2)      1,132,365        $343
$0.001
par value
================================================================================

*Estimated exercise price of Alco stock options to be converted into Registrant's stock options in December 1996.

(1) Reflects assumed number and exercise price of options to be granted pursuant to an exchange of existing stock options of Alco Standard Corporation, the Registrant's sole stockholder as of this filing date.

(2) Calculated in accordance with Rule 457 (c) and (h) based upon the December 10, 1996 closing quotation for when-issued common stock on the New York Stock Exchange.

                                    PART I
                                    ------

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information
------------------------

        A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1).

Item 2. Registrant Information and Employee Plan Annual Information
-------------------------------------------------------------------

        The documents incorporated by reference in Item 3 of Part II of this Form S-8 are incorporated by reference in the Section 10(a) prospectus relating to this registration statement. The foregoing documents and all other documents required to be delivered to employees pursuant to Rule 428(b) are available without charge, upon written or oral request, to Unisource Worldwide, Inc., 825 Duportail Road, Wayne, PA 19087, Attn: Corporate Communications Department (telephone number: (610) 296-8000).

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
-----------------------------------------------

        The Registrant's Registration Statement on Form 10 (effective November 26, 1996) is incorporated by reference by the Registrant and the Plan in this registration statement.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or which deregisters all securities than remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities
---------------------------------

       Not Applicable.


Item 5. Interest of Named Experts and Counsel
---------------------------------------------

       Not Applicable.

Item 6. Indemnification of Directors and Officers
-------------------------------------------------

        The Delaware General Corporation Law (the "DGCL"), under which the Registrant is organized, provides that the Registrant may indemnify persons who incur certain liabilities or expenses by reason of such persons being or having been directors, officers or employees of the Registrant or serving or having served in such capacities or similar capacities at the Registrant's request for other corporations or entities. Pursuant to the DGLC, the Registrant has adopted, as part of its By-Laws, provisions whereby the Registration shall indemnify such persons against such liabilities and expenses resulting from suits or other proceedings brought by third persons and against expenses resulting form suits or other proceedings brought in the right of the Registrant. No indemnification against expenses is to be made, however, in respect of (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends, distributions and repurchases or redemptions of stock, or (iv) for any transaction for which the director derives an improper personal benefit.

        As permitted by law, the Registrant has purchased liability insurance policies covering its directors and officers to provide protection where the law does not allow the Registrant to indemnify a director or officer, The policies also provide coverage for indemnifiable expenses, including expenses related to claims arising under the Employment Retirement Income Security Act against a director or officer based upon an alleged breach of fiduciary duty or other wrongful act with respect to an employee benefit plan.

Item 7. Exemption from Registration Claimed
-------------------------------------------

        Not applicable.

Item 8. Exhibits
----------------

        (4) Rights Agreement, between the Registrant and National City Bank, the form of which was filed as Exhibit 2.2 to the Registrant's Registration Statement on Form 10 (effective November 26, 1996), is incorporated herein by reference.

        (5) Opinion of Morgan, Lewis & Bockius as to the validity of the securities.

        (23)   Consent of Independent Auditors.

        (99)   Unisource Worldwide, Inc. Directors' Stock Option Plan

Item 9. Undertakings
--------------------

        (a)    The Registrant hereby undertakes:


               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Section Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressly in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Valley Forge, Pennsylvania, on the 13th day of December, 1996.



                                              UNISOURCE WORLDWIDE, INC.


Date:  December 13, 1996                      By: /s/ Jack H. Keeney
                                                 ------------------------
                                                     (Jack H. Keeney)
                                                      Vice President-Finance
                                                 (Principal Accounting Officer
                                                 and Acting Principal Financial
                                                 Officer)


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                     Title                           Date
     ---------                     -----                           ----

   /s/ Ray B. Mundt            Chairman and Chief              December 13, 1996
-------------------------      Executive Officer
       (Ray B. Mundt)          (Principal Executive Officer)


   /s/ Charles F. White        President and Chief             December 13, 1996
-------------------------      Operating Officer
       (Charles F. White)


   /s/ Jack H. Keeney          Vice President-Finance          December 11, 1996
-------------------------      (Principal Accounting
       (Jack H. Keeney)        Officer and Acting
                               Principal Financial Officer)


   /s/ John E. Stuart          Sole Director                   December 11, 1996
-------------------------
       (John E. Stuart)



        The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley Forge, Commonwealth of Pennsylvania, on December 13, 1996.



By:  /s/ ALISTAIR McCREE
   --------------------------------------
Name:  (Alistair McCree)
     ---------------------------------
Title:  Director - Unisource Retirement Plans
      ---------------------------------------

                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number                Exhibits
------                --------

(4.1)           Rights Agreement between the Registrant
                and National City Bank, the form of which was filed as Exhibit 2.2 to the Registrant's
                Registration Statement on Form 10
                (effective November 26, 1996), is
                incorporated herein by reference.

(5) Opinion of Morgan, Lewis & Bockius as to the validity of the securities.

(23)            Consent of Independent Auditors.

(99)            Unisource Worldwide, Inc. Directors' Stock
                Option Plan.